UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2025

ARRIVENT BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41929	86-3336099
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18 Campus Boulevard, Suite 100 Newtown Square, PA	19073
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (628) 277-4836

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	AVBP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 21, 2025, ArriVent BioPharma, Inc. (the “Company”) entered into an Exclusive License Agreement (the “Lepu Biopharma Agreement”) with Lepu Biopharma Co., Ltd. (“Lepu Biopharma”), pursuant to which Lepu Biopharma granted the Company a right to develop and commercialize MRG007, an antibody drug conjugate for gastrointestinal cancers outside greater China, which is mainland China, Hong Kong, Macau and Taiwan (“Greater China”).

Under the Lepu Biopharma Agreement, Lepu Biopharma granted to the Company: (i) an exclusive, royalty-bearing, sublicensable license under certain intellectual property owned or controlled by Lepu Biopharma, to develop, manufacture and commercialize any product containing MRG007 for all uses in all countries and territories other than Greater China (the “ArriVent Territory”); and (ii) a non-exclusive license under certain intellectual property controlled by Lepu Biopharma to develop, manufacture and commercialize any product containing MRG007 for use in oncology in the ArriVent Territory. Under the Lepu Biopharma Agreement, Lepu Biopharma is entitled to receive a one-time upfront payment and near-term milestone payments totaling $47.0 million in cash and is eligible to receive up to $1.16 billion in development, regulatory and sales milestones and tiered royalties in high single-digit to low-teen percentages on net sales in the ArriVent Territory.

The Lepu Biopharma Agreement is subject to termination: (i) by either party, subject to specified cure periods, for the material breach by the other party or the bankruptcy or insolvency of the other party, (ii) by the Company for convenience, subject to a specified notice period, (iii) by Lepu Biopharma due to the Company’s challenge of certain patents controlled by Lepu Biopharma, or (iv) by Lepu Biopharma due to the Company’s failure to carry out certain diligence obligations.

The foregoing summary of the Lepu Biopharma Agreement is qualified in its entirety by reference to the Lepu Biopharma Agreement, a copy of which the Company will file as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2025.

Item 7.01 Regulation FD Disclosure.

On January 21, 2025, the Company issued a press release announcing the Lepu Biopharma Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto.

The information contained in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated January 21, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARRIVENT BIOPHARMA, INC.

By:	/s/ Winston Kung
Winston Kung
Chief Financial Officer and Treasurer

Date: January 21, 2025